Exhibit 3.1(82)

LIMITED LIABILITY COMPANY AGREEMENT

OF

CRYSTAL SPRINGS OF ALABAMA HOLDINGS, LLC

THIS LIMITED LIABILITY COMPANY AGREEMENT (the “Agreement”) of Crystal Springs of Alabama Holdings, LLC (the “Company”) dated as of this 27th day of October, 2006, is made by DS Waters of America, Inc., as the sole member of the Company (the “Member”).

RECITAL

The Member has formed the Company as a limited liability company under the laws of the State of Delaware and desires to enter into a written agreement, in accordance with the provisions of the Delaware Limited Liability Company Act and any successor statute, as amended from time to time (the “Act”), governing the affairs of the Company and the conduct of its business.

ARTICLE I THE LIMITED LIABILITY COMPANY

Section 1.1 Formation. The Member has previously formed the Company as a limited liability company pursuant to the provisions of the Act. A certificate of formation for the Company as described in Section 18-201 of the Act (the “Certificate of Formation”) has been filed in the Office of the Secretary of State of the State of Delaware in conformity with the Act.

Section 1.2 Name. The name of the Company shall be “Crystal Springs of Alabama Holdings, LLC” and its business shall be carried on in such name with such variations and changes as the Member shall determine or deem necessary to comply with requirements of the jurisdictions in which the Company’s operations are conducted.

Section 1.3 Business Purpose; Powers. The Company is formed for the purpose of engaging in any lawful business, purpose or activity for which limited liability companies may be formed under the Act. The Company shall possess and may exercise all the powers and privileges granted by the Act or by any other law or by this Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.

Section 1.4 Registered Office and Agent. The location of the registered office of the Company shall be 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19801. The Company’s Registered Agent at such address shall be Corporation Services Company.

Section 1.5 Term. Subject to the provisions of Article 6 below, the Company shall have perpetual existence.

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ARTICLE II THE MEMBER

Section 2.1 The Member. The name and address of the Member is as follows:

Name	Address
DS Waters of America, Inc.	5660 New Northside Drive, Suite 500
Atlanta, Georgia 30328

Section 2.2 Actions by the Member; Meetings. The Member may approve a matter or take any action at a meeting or without a meeting by the written consent of the Member. Meetings of the Member may be called at any time by the Member.

Section 2.3 Liability of the Member. All debts, obligations and liabilities of the Company, whether arising in contract, tort otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member.

Section 2.4 Power to Bind the Company. The Member (acting in its capacity as such) shall have the authority to bind the Company to any third party with respect to any matter.

Section 2.5 Admission of Members. New members shall be admitted only upon the approval of the Member.

ARTICLE III MANAGEMENT BY THE MEMBER

Section 3.1 Management. The management of the Company is fully reserved to the Member, and the Company shall not have “managers,” as that term is used in the Act. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Member, who shall make all decisions and take all actions for the Company. In managing the business and affairs of the Company and exercising its powers, the Member shall act through resolutions adopted in written consents. Decisions or actions taken by the Member in accordance with this Agreement shall constitute decisions or action by the Company and shall be binding on the Company.

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Section 3.2 Officers and Related Persons. The Member shall have the authority to appoint and terminate officers of the Company and retain and terminate employees, agents and consultants of the Company and to delegate such duties to any such officers, employees, agents and consultants as the Member deems appropriate, including the power, acting individually or jointly, to represent and bind the Company in all matters, in accordance with the scope of their respective duties.

ARTICLE IV CAPITAL STRUCTURE AND CONTRIBUTIONS

Section 4.1 Capital Structure. The capital structure of the Company shall consist of one class of common interests (the “Common Interests”). All Common Interests shall be identical with each other in every respect. The Member shall own all of the Common Interests issued and outstanding.

Section 4.2 Capital Contributions. From time to time, the Member may determine that the Company requires capital and may make capital contribution(s) in an amount determined by the Member. A capital account shall be maintained for the Member, to which contributions and profits shall be credited and against which distributions and losses shall be charged.

ARTICLE V PROFITS, LOSSES AND DISTRIBUTIONS

Section 5.1 Profits and Losses. For financial accounting and tax purposes, the Company’s net profits or net losses shall be determined on an annual basis in accordance with the manner determined by the Member. In each year, profits and losses shall be allocated entirely to the Member.

Section 5.2 Distributions. The Member shall determine profits available for distribution and the amount, if any, to be distributed to the Member, and shall authorize and distribute on the Common Interests, the determined amount when, as and if declared by the Member. The distributions of the Company shall be allocated entirely to the Member.

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ARTICLE VI EVENTS OF DISSOLUTION

Section 6.1 Dissolution. The Company shall be dissolved and its affairs wound up upon the occurrence of any of the following events (each, an “Event of Dissolution”):

(a) The Member votes for dissolution; or

(b) A judicial dissolution of the Company under Section 18-802 of the Act.

ARTICLE VII TRANSFER OF INTERESTS IN THE COMPANY

Section 7.1 Transfer of Interests. The Member may sell, assign, transfer, convey, gift, exchange or otherwise dispose of any or all of its Common Interests and, upon receipt by the Company of a written agreement executed by the person or entity to whom such Common Interests are to be transferred agreeing to be bound by the terms of this Agreement, such person shall be admitted as a member.

ARTICLE VIII EXCULPATION AND INDEMNIFICATION

Section 8.1 Exculpation. Notwithstanding any other provisions of this Agreement, whether express or implied, or any obligation or duty at law or in equity, none of the Member, or any officers, directors, stockholders, partners, employees, affiliates, representatives or agents of any of the Member, nor any officer, employee, representative or agent of the Company (individually, a “Covered Person” and, collectively, the “Covered Persons”) shall be liable to the Company or any other person for any act or omission (in relation to the Company, its property or the conduct of its business or affairs, this Agreement, any related document or any transaction or investment contemplated hereby or thereby) taken or omitted by a Covered Person in the reasonable belief that such act or omission is in or is not contrary to the best interests of the Company and is within the scope of authority granted to such Covered Person by the Agreement, provided such act or omission does not constitute fraud, willful misconduct, bad faith, or gross negligence.

Section 8.2 Indemnification. To the fullest extent permitted by law, the Company shall indemnify and hold harmless each Covered Person from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts

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arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative (“Claims”), in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the Company or which relates to or arises out of the Company or its property, business or affairs. A Covered Person shall not be entitled to indemnification under this Section 8.2 with respect to (i) any Claim with respect to which such Covered Person has engaged in fraud, willful misconduct, bad faith or gross negligence or (ii) any Claim initiated by such Covered Person unless such Claim (or part thereof) (A) was brought to enforce such Covered Person’s rights to indemnification hereunder or (B) was authorized or consented to by the Member. Expenses incurred by a Covered Person in defending any Claim shall be paid by the Company in advance of the final disposition of such Claim upon receipt by the Company of an undertaking by or on behalf of such Covered Person to repay such amount if it shall be ultimately determined that such Covered Person is not entitled to be indemnified by the Company as authorized by this Section 8.2.

Section 8.3 Amendments. Any repeal or modification of this Article VIII by the Member shall not adversely affect any rights of such Covered Person pursuant to this Article VIII, including the right to indemnification and to the advancement of expenses of a Covered Person existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE IX MISCELLANEOUS

Section 9.1 Tax Treatment. Unless otherwise determined by the Member, the Company shall be a disregarded entity for U.S. federal income tax purposes (as well as for any analogous state or local tax purposes), and the Member and the Company shall timely make any and all necessary elections and filings for the Company treated as a disregarded entity for U.S. federal income tax purposes (as well as for any analogous state or local tax purposes).

Section 9.2 Amendments. Amendments to this Agreement and to the Certificate of Formation shall be approved in writing by the Member. An amendment shall become effective as of the date specified in the approval of the Member or if none is specified as of the date of such approval or as otherwise provided in the Act.

Section 9.3 Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision shall be ineffective to the extent of such invalidity or unenforceability; provided, however, that the remaining provisions will continue in full force without being impaired or invalidated in any way unless such invalid or unenforceable provision or clause shall be so significant as to materially affect the expectations of the Member regarding this Agreement. Otherwise, any invalid or unenforceable provision shall be replaced by the Member with a valid provision which most closely approximates the intent and economic effect of the invalid or unenforceable provision.

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Section 9.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof.

Section 9.5 Limited Liability Company. The Member intends to form a limited liability company and does not intend to form a partnership under the laws of the State of Delaware or any other laws.

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IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the day first above written.

DS WATERS OF AMERICA, INC.

By:	/s/ K. Dillon Schickli

Name:	K. Dillon Schickli
Title:	Co-CEO

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EXHIBIT C

RESOLUTIONS

See attached.

OMNIBUS WRITTEN CONSENT IN LIEU OF A SPECIAL

MEETING OF THE BOARDS OF DIRECTORS

OF

DS SERVICES OF AMERICA, INC.

AND

DS SERVICES HOLDINGS, INC.

November 11, 2014

The undersigned, being all of the members of the Boards of Directors (the “Boards”) of DS Services of America, Inc., a Delaware corporation (the “Issuer”), and DS Services Holdings, Inc. (“Holdings” and, together with the Issuer, each a “Company”), in lieu of holding a special meeting of the Board, hereby take the following actions and adopt the following resolutions by unanimous written consent pursuant to each Company’s By-Laws (the “By-Laws”) and Section 141(f) of the General Corporation Law of the State of Delaware:

THE CONSENT SOLICITATION

1.	GENERAL

WHEREAS, on November 6, 2014, DSS Group, Inc., the parent entity of the Issuer (“Parent”), entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among Parent, Cott Corporation, a corporation organized under the laws of Canada (“Cott”), Delivery Acquisition, Inc., a wholly owned subsidiary of Cott (“Merger Sub”), and Crestview DSW Investors, L.P., in connection with the proposed merger (the “Merger”) of Merger Sub with and into Parent, with Parent being the surviving corporation of the Merger.

WHEREAS, in connection with the Merger, the Issuer desires to seek consent from holders (the “Consent Solicitation”) of its outstanding 10.000% Second-Priority Senior Secured Notes due 2021 (the “Notes”), issued under the indenture, dated as of August 30, 2013, by and among the Issuer, Holdings, Crystal Springs of Alabama Holdings, LLC, certain other guarantors party thereto from time to time (together with Holdings, the “Guarantors”), Wilmington Trust, National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”) (as amended or supplemented from time to time and through the date hereof, the “Indenture”).

WHEREAS, each Company will obtain benefits from the Consent Solicitation and such Consent Solicitation is necessary to support the conduct, promotion and attainment of the business of each Company.

WHEREAS, upon receipt of the Required Consents (as defined in the Consent Solicitation Statement), the Issuer, the Guarantors, the Trustee and the Collateral Agent intend to promptly execute a supplement to the Indenture (the “Supplemental Indenture”) to effect an amendment and restatement of the Indenture in the form attached to the Supplemental Indenture (as so amended and restated, the “Amended Indenture”).

WHEREAS, pursuant to the Indenture, the Issuer is required to cause each restricted subsidiary that guarantees any indebtedness of the Issuer or any of the Guarantors to execute and deliver to the Trustee a supplemental indenture, pursuant to which such restricted subsidiary will guarantee the Issuer’s obligations under the Indenture.

WHEREAS, in connection with the Merger, Cott and certain of its subsidiaries will each become guarantors (the “New Guarantors”) of indebtedness of the Issuer or the Guarantors.

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Issuer and the Guarantors are authorized to execute and deliver a supplemental indenture to amend the Indenture, without the consent of any holder, to join each of the New Guarantors as a party to the Indenture as a Guarantor.

NOW, THEREFORE, BE IT RESOLVED, that the Board has determined the Consent Solicitation to be advisable and in the best interests of each Company.

2.	CONSENT SOLICITATION DOCUMENTS

RESOLVED, that each Company be, and hereby is, authorized to prepare and deliver to holders of Notes a consent solicitation statement (as it may be amended or supplemented from time to time, the “Consent Solicitation Statement”) and the related consent letter, in such form and containing such terms and provisions as are authorized by any of the Chief Executive Officer, the President, the Chief Financial Officer, any Senior Vice President, any Vice President, the Secretary, the Treasurer and such other officers as may be designated by the Chief Executive Officer (collectively, the “Authorized Officers”) with such other amendments, modifications, terms or provisions as any Authorized Officer may approve consistent with these resolutions.

FURTHER RESOLVED, that each Company be, and hereby is, authorized to commence and consummate the Consent Solicitation to amend the Indenture, pursuant to the terms and subject to the conditions as set forth in the Consent Solicitation Statement, and the Authorized Officers be, and each hereby is, authorized, in the name and on behalf of each Company, to perform all acts in connection with the Consent Solicitation, and to execute and deliver the Consent Solicitation Statement and all other documents, including one or more supplemental indentures, as may be deemed necessary, appropriate or advisable,

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with such further amendments, modifications, terms and provisions as any Authorized Officer may approve consistent with these resolutions, the approval of such Authorized Officer to be evidenced conclusively, but not exclusively, by the Authorized Officer’s execution thereof.

FURTHER RESOLVED, that the Authorized Officers be, and each hereby is, authorized to cause the Issuer to pay the holders of the Notes the consent payment, including any early consent fee that may be payable, provided for in the Consent Solicitation Statement pursuant to the terms and conditions set forth in the Consent Solicitation Statement.

3.	APPOINTMENT OF TABULATION AND INFORMATION AGENT

RESOLVED, that the appointment of D.F. King & Co., Inc. (“DF King”) as tabulation agent and information agent to serve pursuant to, and in accordance with, the Tabulation Agent and Information Agent Agreement, or any similar agreement, be, and hereby is, ratified, confirmed and approved in all respects.

FURTHER RESOLVED, that any of the Authorized Officers be, and each hereby is, authorized and empowered to take all such further actions and to execute and deliver all such instruments, certificates or documents in the name and on behalf of each Company, which in his or her sole judgment are necessary, proper or advisable in order to cause DF King to serve as tabulation and information agent under the Tabulation Agent and Information Agent Agreement or in such other capacities as the Authorized Officers shall deem appropriate in connection with the Consent Solicitation.

FURTHER RESOLVED, that any of the Authorized Officers be, and each hereby is, authorized and empowered to cause the Issuer to pay DF King a reasonable fee for serving in the above capacity.

FURTHER RESOLVED, that any of the Authorized Officers be, and each hereby is, authorized and empowered to appoint and confirm one or more additional agents as such Authorized Officers deem necessary or desirable in connection with the Consent Solicitation.

4.	SOLICITATION AGENT AGREEMENT

RESOLVED, that each Company be, and hereby is, authorized to enter into and deliver and perform obligations under a solicitation agent agreement with the solicitation agent(s) named therein (the “Solicitation Agent Agreement”) in such form and containing such terms and provisions as are authorized by any Authorized Officer, and that the Authorized Officers be, and each hereby is, authorized to execute and deliver the Solicitation Agent Agreement (and hire one or more solicitation agent(s)) with such further amendments, modifications, terms and provisions as such Authorized Officer may approve consistent with these resolutions, the approval of such Authorized Officer to be evidenced conclusively, but not exclusively, by the Authorized Officer’s execution thereof.

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5.	TABULATION AND INFORMATION AGENT AGREEMENT

RESOLVED, that each Company be, and hereby is, authorized to enter into and deliver a consent solicitation engagement letter with DF King (the “Tabulation and Information Agent Agreement”) in such form and containing such terms and provisions as are authorized by any Authorized Officer, and that the Authorized Officers be, and each hereby is, authorized to execute and deliver the Tabulation and Information Agent Agreement, with such further amendments, modifications, terms and provisions as any Authorized Officer may approve consistent with these resolutions, the approval of such Authorized Officer to be evidenced conclusively, but not exclusively, by the Authorized Officer’s execution thereof.

6.	SUPPLEMENTAL INDENTURE

RESOLVED, that any Authorized Officers be, and each hereby is, authorized and empowered to prepare or cause to be prepared the form, terms and provisions of the Supplemental Indenture relating to the Notes, including all exhibits attached thereto, and each Company’s performance of its obligations under the Supplemental Indenture is hereby, in all respects, authorized and approved; and further resolved, that each of the Authorized Officers is hereby authorized and directed to execute and deliver the Supplemental Indenture in the name and on behalf of each Company, in the form approved, with such changes therein and modifications and amendments thereto as any Authorized Officer may in his or her sole discretion approve, which approval shall be conclusively evidenced by his or her execution thereof.

FURTHER RESOLVED, that the Authorized Officers be, and each hereby is, authorized and empowered to take all such further actions including, without limitation, to arrange for and enter into agreements, instruments, certificates or documents relating to the transactions contemplated by the Indenture and the Supplemental Indenture and to execute and deliver all such agreements, instruments, certificates or documents in the name and on behalf of each Company as such Authorized Officer in his or her sole judgment believes are necessary, proper or advisable in order to perform each Company’s obligations under or in connection with the Indenture and the Supplemental Indenture and the transactions contemplated therein.

7.	AMENDED INDENTURE

RESOLVED, that any Authorized Officers be, and each hereby is, authorized and empowered to negotiate the form, terms and provisions of the Amended Indenture to be entered into in connection with the Consent Solicitation and the Notes, including all exhibits attached thereto, and each Company’s performance of its obligations under the Amended Indenture is hereby, in all respects, authorized and approved; and further resolved, that each of the Authorized Officers is hereby authorized and directed to execute and deliver the

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Amended Indenture in the name and on behalf of each Company, in the form approved, with such changes therein and modifications and amendments thereto as any Authorized Officer may in his or her sole discretion approve, which approval shall be conclusively evidenced by his or her execution thereof.

FURTHER RESOLVED, that the Authorized Officers be, and each hereby is, authorized and empowered to take all such further actions including, without limitation, to arrange for and enter into agreements, instruments, certificates or documents relating to the transactions contemplated by the Amended Indenture and to execute and deliver all such agreements, instruments, certificates or documents, including any supplemental indentures, in the name and on behalf of each Company as such Authorized Officer in his or her sole judgment believes are necessary, proper or advisable in order to perform each Company’s obligations under or in connection with the Indenture, the Amended Indenture and the transactions contemplated therein.

8.	AMENDED SECURITY DOCUMENTS

RESOLVED, that any Authorized Officers be, and each hereby is, authorized and empowered to prepare or cause to be prepared the form, terms and provisions of (i) the Amended and Restated Collateral Agreement (Second Lien) securing the payment of each Company’s obligations relating to the Notes, and (ii) the Amended and Restated Intercreditor Agreement subordinating the liens and security interests with respect to all collateral of each Company securing the Notes to all liens and security interests securing the senior bank credit facility of Cott in which each Company will join as a guarantor upon consummation of the Merger, including all exhibits attached thereto (such agreements, together with all exhibits thereto, being referred to as the “Amended Security Documents”), and each Company’s performance of its obligations under the Amended Security Documents is hereby, in all respects, authorized and approved; and further resolved, that each of the Authorized Officers is hereby authorized and directed to execute and deliver the Amended Security Documents in the name and on behalf of each Company, in the form approved, with such changes therein and modifications and amendments thereto as any Authorized Officer may in his or her sole discretion approve, which approval shall be conclusively evidenced by his or her execution thereof.

9.	SUPPLEMENTAL INDENTURES TO ADD GUARANTORS

RESOLVED, that any Authorized Officers be, and each hereby is, authorized and empowered to prepare or cause to be prepared the form, terms and provisions of one or more supplemental indentures relating to the Notes for the purpose of adding any guarantor or guarantee (each a “New Guarantor Supplemental Indenture”), including all exhibits attached thereto, and each Company’s performance of its obligations under any such New Guarantor Supplemental Indenture is hereby, in all respects, authorized and approved; and further resolved, that each of the Authorized Officers is hereby authorized and

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directed to execute and deliver such New Guarantor Supplemental Indenture in the name and on behalf of each Company, in the form approved, with such changes therein and modifications and amendments thereto as any Authorized Officer may in his or her sole discretion approve, which approval shall be conclusively evidenced by his or her execution thereof.

FURTHER RESOLVED, that the Authorized Officers be, and each hereby is, authorized and empowered to take all such further actions including, without limitation, to arrange for and enter into agreements, instruments, certificates or documents relating to the transactions contemplated by any New Guarantor Supplemental Indenture and to execute and deliver all such agreements, instruments, certificates or documents in the name and on behalf of each Company as such Authorized Officer in his or her sole judgment believes are necessary, proper or advisable in order to perform each Company’s obligations under or in connection with such New Guarantor Supplemental Indenture and the transactions contemplated therein.

GENERAL MATTERS

1.	FEES OF COUNSEL, ACCOUNTANTS, ADVISORS, ETC.

RESOLVED, that all actions taken, or caused to be taken, by any Authorized Officer with respect to the retention on behalf of each Company of such counsel, accountants and other advisors, agents (including, without limitation, listing, solicitation and information and tabulation agents) or representatives to perform necessary and appropriate services in connection with the Consent Solicitation, are hereby ratified, approved and confirmed in all respects.

FURTHER RESOLVED, that any of the Authorized Officers be, and each hereby is, authorized and directed on behalf of each Company to pay such fees and expenses to such counsel, accountants and other advisors, agents or representatives, and to make such expenditures as any such Authorized Officer may deem, or is advised is, necessary or appropriate in connection with the Consent Solicitation.

2.	MISCELLANEOUS

RESOLVED, that any of the Authorized Officers be, and each hereby is, authorized and empowered to take all such further actions including, without limitation, to pay all fees and expenses, in accordance with the terms of the Solicitation Agent Agreement, the Tabulation and Information Agent Agreement, the Supplemental Indenture and any other transaction agreements (collectively the “Transaction Documents”), to arrange for and enter into supplements, amendments, instruments, certificates or documents relating to the transactions contemplated by the Transaction Documents and to execute and deliver all such supplements, amendments, instruments, certificates or documents in the name and

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on behalf of each Company, which shall in their sole judgment be necessary, proper or advisable in order to perform each Company’s obligations under or in connection with the Transaction Documents and the transactions contemplated therein, and to carry out fully the intent of the foregoing resolutions.

FURTHER RESOLVED, that any of the Authorized Officers be, and each hereby is, authorized and empowered to execute and deliver any amendments, amendment and restatements, documents, supplements, waivers, modifications, renewals, replacements, consolidations, substitutions and extensions of the Transaction Documents which shall in their sole judgment be necessary, proper or advisable.

FURTHER RESOLVED, that any actions taken by any Authorized Officer prior to the date hereof which would have been authorized by these resolutions, but for the fact that such actions were taken prior to the date hereof, be, and hereby are, authorized, ratified, confirmed, adopted and approved in all respects as the acts and deeds of each Company, as the case may be.

FURTHER RESOLVED, that any of the Authorized Officers be, and each hereby is, authorized and empowered to vote the securities, including stock, limited liability company interests and any partnership interests held by each Company, to execute and deliver consents on behalf of each Company as the stockholder, member or partner of the corporation, limited liability company or partnership, as applicable, in connection with the Transaction Documents and the transactions contemplated therein, including without limitation, in order to authorize the execution and delivery of the Transaction Documents and performance of its obligations under the Transaction Documents by any such issuer of securities, including stock, limited liability company interests and any partnership interests held by each Company.

The actions taken by this consent shall have the same force and effect as if taken at a special meeting of the Board duly called and constituted pursuant to the By-Laws of each Company and the laws of the State of Delaware.

This consent may be executed in as many counterparts as may be required (including by means of telecopied or portable document format (PDF) signature pages) and all counterparts shall collectively constitute one and the same consent.

*    *    *    *    *

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IN WITNESS WHEREOF, the undersigned have executed this consent as of the date first written above.

/s/ Thomas J. Harrington

Thomas J. Harrington

Jeffrey A. Marcus

Katherine H. Chung

K. Dillon Schickli

Jim L. Turner

Jason L. Metakis

[Signature Page to Board Consent]

IN WITNESS WHEREOF, the undersigned have executed this consent as of the date first written above.

Thomas J. Harrington

/s/ Jeffrey A. Marcus

Jeffrey A. Marcus

Katherine H. Chung

K. Dillon Schickli

Jim L. Turner

Jason L. Metakis

[Signature Page to Board Consent]

IN WITNESS WHEREOF, the undersigned have executed this consent as of the date first written above.

Thomas J. Harrington

Jeffrey A. Marcus

/s/ Katherine H. Chung

Katherine H. Chung

K. Dillon Schickli

Jim L. Turner

Jason L. Metakis

[Signature Page to Board Consent]

IN WITNESS WHEREOF, the undersigned have executed this consent as of the date first written above.

Thomas J. Harrington

Jeffrey A. Marcus

Katherine H. Chung

/s/ K. Dillon Schickli

K. Dillon Schickli

Jim L. Turner

Jason L. Metakis

[Signature Page to Board Consent]

IN WITNESS WHEREOF, the undersigned have executed this consent as of the date first written above.

Thomas J. Harrington

Jeffrey A. Marcus

Katherine H. Chung

K. Dillon Schickli

/s/ Jim L. Turner

Jim L. Turner

Jason L. Metakis

[Signature Page to Board Consent]

IN WITNESS WHEREOF, the undersigned have executed this consent as of the date first written above.

Thomas J. Harrington

Jeffrey A. Marcus

Katherine H. Chung

K. Dillon Schickli

Jim L. Turner

/s/ Jason L. Metakis

Jason L. Metakis

[Signature Page to Board Consent]

WRITTEN CONSENT OF SOLE MEMBER

OF

CRYSTAL SPRINGS OF ALABAMA HOLDINGS, LLC

November 11, 2014

The undersigned, being the sole member (the “Sole Member”) of Crystal Springs of Alabama Holdings, LLC, a Delaware limited liability company (the “Company”), hereby takes the following actions and adopts the following resolutions by written consent pursuant to the limited liability company agreement of the Company and Section 18-302 of the Delaware Limited Liability Company Act:

THE CONSENT SOLICITATION

1.	GENERAL

WHEREAS, on November 6, 2014, DSS Group, Inc. (“DSS Group”), the indirect parent entity of the Company, entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among DSS Group, Cott Corporation, a corporation organized under the laws of Canada (“Cott”), Delivery Acquisition, Inc. (“Merger Sub”), a wholly owned subsidiary of Cott, and Crestview DSW Investors, L.P., in connection with the proposed merger (the “Merger”) of Merger Sub with and into DSS Group, with DSS Group being the surviving corporation of the Merger.

WHEREAS, in connection with the Merger, DS Services of America, Inc. (“DS Services of America”) desires to seek consent from holders (the “Consent Solicitation”) of its outstanding 10.000% Second-Priority Senior Secured Notes due 2021 (the “Notes”), issued under the indenture, dated as of August 30, 2013, by and among DS Services of America, the Company and DS Services Holdings, Inc. (“Holdings” and, together with the Company, the “Guarantors”), the other guarantors named therein and Wilmington Trust, National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”) (as amended or supplemented from time to time and through the date hereof, the “Indenture”).

WHEREAS, the Company will obtain benefits from the Consent Solicitation and such Consent Solicitation is necessary to support the conduct, promotion and attainment of the business of the Company.

WHEREAS, upon receipt of the Required Consents (as defined in the Consent Solicitation Statement), DS Services of America, the Guarantors, the Trustee and the Collateral Agent intend to promptly execute a supplement to the Indenture (the “Supplemental Indenture”) to effect an amendment and restatement of the Indenture in the form attached to the Supplemental Indenture (as so amended and restated, the “Amended Indenture”).

WHEREAS, pursuant to the Indenture, DS Services of America is required to cause each restricted subsidiary that guarantees any indebtedness of DS Services of America or any of the Guarantors to execute and deliver to the Trustee a supplemental indenture, pursuant to which such restricted subsidiary will guarantee the DS Services of America’s obligations under the Indenture.

WHEREAS, in connection with the Merger, Cott and certain of its subsidiaries will each become guarantors (the “New Guarantors”) of indebtedness of the DS Services of America or the Guarantors.

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, DS Services of America and the Guarantors are authorized to execute and deliver a supplemental indenture to amend the Indenture, without the consent of any holder, to join each of the New Guarantors as a party to the Indenture as a Guarantor.

NOW, THEREFORE, BE IT RESOLVED, that the Board has determined the Consent Solicitation to be advisable and in the best interests of the Company.

2.	CONSENT SOLICITATION DOCUMENTS

RESOLVED, that the Company be, and hereby is, authorized to prepare and deliver to holders of Notes a consent solicitation statement (as it may be amended or supplemented from time to time, the “Consent Solicitation Statement”) and the related consent letter, in such form and containing such terms and provisions as are authorized by any of the Chief Executive Officer, the President, the Chief Financial Officer, any Senior Vice President, any Vice President, the Secretary, the Treasurer and such other officers as may be designated by the Chief Executive Officer (collectively, the “Authorized Officers”) with such other amendments, modifications, terms or provisions as any Authorized Officer may approve consistent with these resolutions.

FURTHER RESOLVED, that the Company be, and hereby is, authorized to commence and consummate the Consent Solicitation to amend the Indenture, pursuant to the terms and subject to the conditions as set forth in the Consent Solicitation Statement, and the Authorized Officers be, and each hereby is, authorized, in the name and on behalf of the Company, to perform all acts in connection with the Consent Solicitation, and to execute and deliver the Consent Solicitation Statement and all other documents, including one or more supplemental indentures, as may be deemed necessary, appropriate or advisable, with such further amendments, modifications, terms and provisions as any Authorized Officer may approve consistent with these resolutions, the approval of such Authorized Officer to be evidenced conclusively, but not exclusively, by the Authorized Officer’s execution thereof.

3.	SOLICITATION AGENT AGREEMENT

RESOLVED, that the Company be, and hereby is, authorized to enter into and deliver and perform obligations under a solicitation agent agreement with the solicitation agent(s) named therein (the “Solicitation Agent Agreement”) in such form and containing such terms and provisions as are authorized by any Authorized Officer, and that the Authorized Officers be, and each hereby is, authorized to execute and deliver the Solicitation Agent Agreement (and hire one or more solicitation agent(s)) with such further amendments, modifications, terms and provisions as such Authorized Officer may approve consistent with these resolutions, the approval of such Authorized Officer to be evidenced conclusively, but not exclusively, by the Authorized Officer’s execution thereof.

3.	SUPPLEMENTAL INDENTURE

RESOLVED, that any Authorized Officers be, and each hereby is, authorized and empowered to prepare or cause to be prepared the form, terms and provisions of the Supplemental Indenture relating to the Notes, including all exhibits attached thereto, and the Company’s performance of its obligations under the Supplemental Indenture is hereby, in all respects, authorized and approved; and further resolved, that each of the Authorized Officers is hereby authorized and directed to execute and deliver the Supplemental Indenture in the name and on behalf of the Company, in the form approved, with such changes therein and modifications and amendments thereto as any Authorized Officer may in his or her sole discretion approve, which approval shall be conclusively evidenced by his or her execution thereof.

FURTHER RESOLVED, that the Authorized Officers be, and each hereby is, authorized and empowered to take all such further actions including, without limitation, to arrange for and enter into agreements, instruments, certificates or documents relating to the transactions contemplated by the Indenture and the Supplemental Indenture and to execute and deliver all such agreements, instruments, certificates or documents in the name and on behalf of the Company as such Authorized Officer in his or her sole judgment believes are necessary, proper or advisable in order to perform the Company’s obligations under or in connection with the Indenture and the Supplemental Indenture and the transactions contemplated therein.

4.	AMENDED INDENTURE

RESOLVED, that any Authorized Officers be, and each hereby is, authorized and empowered to negotiate the form, terms and provisions of the Amended Indenture to be entered into in connection with the Consent Solicitation and the Notes, including all exhibits attached thereto, and the Company’s performance of its obligations under the Amended Indenture is hereby, in all respects, authorized and approved; and further resolved, that each of the Authorized Officers is hereby authorized and directed to execute and deliver the Amended Indenture in the name and on behalf of the Company, in the form approved, with such changes therein and modifications and amendments thereto as any Authorized Officer may in his or her sole discretion approve, which approval shall be conclusively evidenced by his or her execution thereof.

FURTHER RESOLVED, that the Authorized Officers be, and each hereby is, authorized and empowered to take all such further actions including, without limitation, to arrange for and enter into agreements, instruments, certificates or documents relating to the transactions contemplated by the Amended Indenture and to execute and deliver all such agreements, instruments, certificates or documents, including any supplemental indentures, in the name and on behalf of the Company as such Authorized Officer in his or her sole judgment believes are necessary, proper or advisable in order to perform the Company’s obligations under or in connection with the Indenture, the Amended Indenture and the transactions contemplated therein.

5.	AMENDED SECURITY DOCUMENTS

RESOLVED, that any Authorized Officers be, and each hereby is, authorized and empowered to prepare or cause to be prepared the form, terms and provisions of (i) the Amended and Restated Collateral Agreement (Second Lien) securing the payment of the Company’s obligations relating to the Notes, and (ii) the Amended and Restated Intercreditor Agreement subordinating the liens and security interests with respect to all collateral of the Company securing the Notes to all liens and security interests securing the senior bank credit facility of Cott in which the Company will join as a guarantor upon consummation of the Merger, including all exhibits attached thereto (such agreements, together with all exhibits thereto, being referred to as the “Amended Security Documents”), and the Company’s performance of its obligations under the Amended Security Documents is hereby, in all respects, authorized and approved; and further resolved, that each of the Authorized Officers is hereby authorized and directed to execute and deliver the Amended Security Documents in the name and on behalf of the Company, in the form approved, with such changes therein and modifications and amendments thereto as any Authorized Officer may in his or her sole discretion approve, which approval shall be conclusively evidenced by his or her execution thereof.

6.	SUPPLEMENTAL INDENTURES TO ADD GUARANTORS

RESOLVED, that any Authorized Officers be, and each hereby is, authorized and empowered to prepare or cause to be prepared the form, terms and provisions of one or more supplemental indentures relating to the Notes for the purpose of adding any guarantor or guarantee (each a “New Guarantor Supplemental Indenture”), including all exhibits attached thereto, and the Company’s performance of its obligations under any such New Guarantor Supplemental Indenture is hereby, in all respects, authorized and approved; and further resolved, that each of the Authorized Officers is hereby authorized and directed to execute and deliver such New Guarantor Supplemental Indenture in the name and on behalf of the Company, in the form approved, with such changes therein and modifications and amendments thereto as any Authorized Officer may in his or her sole discretion approve, which approval shall be conclusively evidenced by his or her execution thereof.

FURTHER RESOLVED, that the Authorized Officers be, and each hereby is, authorized and empowered to take all such further actions including, without limitation, to arrange for and enter into agreements, instruments, certificates or documents relating to the transactions contemplated by any New Guarantor Supplemental Indenture and to execute and deliver all such agreements, instruments, certificates or documents in the name and on behalf of the Company as such Authorized Officer in his or her sole judgment believes are necessary, proper or advisable in order to perform the Company’s obligations under or in connection with such New Guarantor Supplemental Indenture and the transactions contemplated therein.

GENERAL MATTERS

1.	FEES OF COUNSEL, ACCOUNTANTS, ADVISORS, ETC.

RESOLVED, that all actions taken, or caused to be taken, by any Authorized Officer with respect to the retention on behalf of the Company of such counsel, accountants and other advisors, agents (including, without limitation, the solicitation agent) or representatives to perform necessary and appropriate services in connection with the Consent Solicitation, are hereby ratified, approved and confirmed in all respects.

FURTHER RESOLVED, that any of the Authorized Officers be, and each hereby is, authorized and directed on behalf of the Company to pay such fees and expenses to such counsel, accountants and other advisors, agents or representatives, and to make such expenditures as any such Authorized Officer may deem, or is advised is, necessary or appropriate in connection with the Consent Solicitation.

2.	MISCELLANEOUS

RESOLVED, that any of the Authorized Officers be, and each hereby is, authorized and empowered to take all such further actions including, without limitation, to pay all fees and expenses, in accordance with the terms of the Solicitation Agent Agreement, the Supplemental Indenture and any other transaction agreements (collectively the “Transaction Documents”), to arrange for and enter into supplements, amendments, instruments, certificates or documents relating to the transactions contemplated by the Transaction Documents and to execute and deliver all such supplements, amendments, instruments, certificates or documents in the name and on behalf of the Company, which shall in their sole judgment be necessary, proper or advisable in order to perform the Company’s obligations under or in connection with the Transaction Documents and the transactions contemplated therein, and to carry out fully the intent of the foregoing resolutions.

FURTHER RESOLVED, that any of the Authorized Officers be, and each hereby is, authorized and empowered to execute and deliver any amendments, amendment and restatements, documents, supplements, waivers, modifications, renewals, replacements, consolidations, substitutions and extensions of the Transaction Documents which shall in their sole judgment be necessary, proper or advisable.

FURTHER RESOLVED, that any actions taken by any of the Authorized Officers prior to the date hereof which would have been authorized by these resolutions, but for the fact that such actions were taken prior to the date hereof, be, and hereby are, authorized, ratified, confirmed, adopted and approved in all respects as the acts and deeds of the Company, as the case may be.

FURTHER RESOLVED, that any of the Authorized Officers be, and each hereby is, authorized and empowered to vote the securities, including stock, limited liability company interests and any partnership interests held by the Company, to execute and deliver consents on behalf of the Company as the stockholder, member or partner of the corporation, limited liability company or partnership, as applicable, in connection with the Transaction Documents and the transactions contemplated therein, including without limitation, in order to authorize the execution and delivery of the Transaction Documents and performance of its obligations under the Transaction Documents by any such issuer of securities, including stock, limited liability company interests and any partnership interests held by the Company.

The actions taken by this consent shall have the same force and effect as if taken at a special meeting of the Sole Member duly called and constituted pursuant to the limited liability company agreement of the Company and the laws of the State of Delaware.

This consent may be executed in as many counterparts as may be required (including by means of telecopied or portable document format (PDF) signature pages) and all counterparts shall collectively constitute one and the same consent.

*    *    *    *

IN WITNESS WHEREOF, the undersigned has executed this consent as of the date first set forth above.

CRYSTAL SPRINGS OF ALABAMA HOLDINGS, LLC:

By: DS Services of America, Inc., its sole member

By:	/s/ Ron Z. Frieman

Name:	Ron Z. Frieman
Title:	Authorized Signatory

[Signature Page to Sole Member Consent]